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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              September 24, 2001
               Date of Report (Date of earliest event reported)

                      3-DIMENSIONAL PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                        000-30992               23-2716487
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)          File No.)           Identification No.)


  Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341
             (Address of principal executive offices)  (Zip Code)

                                (610) 458-8959
             (Registrant's telephone number, including area code)
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Item 4. Changes in Registrant's Certifying Accountant.

     On September 24, 2001, upon the recommendation of the Registrant's audit committee and board of directors, the Registrant advised the firm of Richard A. Eisner & Company, LLP ("Eisner") that the Registrant was dismissing Eisner as the Registrant's independent accountants.

     Eisner's reports on the financial statements of the Registrant for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant's two most recent fiscal years and the interim period ending on September 24, 2001, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject matter of the disagreements in connection with its report, nor were there any reportable events within the meaning of Item 304 of Regulation S-K.

     On September 24, 2001, the Registrant's board of directors decided to retain the accounting firm of Arthur Andersen LLP ("AA") to act as the Registrant's independent accountants to audit the Registrant's financial statements, effective September 24, 2001.

     During the Registrant's two most recent fiscal years and the interim period ending on September 24, 2001, the Registrant did not consult with AA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant. In addition, the Registrant did not consult with AA during the Registrant's two most recent fiscal years and the interim period ending on September 24, 2001, regarding any matter that was the subject of a disagreement or a reportable event.

     The Registrant has authorized Eisner to respond fully to any inquiries by AA regarding any matters relating to Eisner's audit of the Registrant's financial statements or any other matter.


Item 7.   Financial Statements and Exhibits.

(c)   Exhibits.

16.1  Letter from Richard A. Eisner & Company, LLP
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  3-Dimensional Pharmaceuticals, Inc.
                                  (Registrant)

Date: September 28, 2001          By:    /s/ Scott M. Horvitz
                                      ------------------------------------------
                                      Scott M. Horvitz
                                      Vice President, Finance and Administration